Exhibit 32.2

CFO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Emclaire Financial Corp (the Corporation) on Form 10-Q for the period ending March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Matthew J. Lucco, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Corporation.

/s/ Matthew J. Lucco

Matthew J. Lucco
Chief Financial Officer

May 12, 2017

Note: A signed original of this written statement has been provided to Emclaire Financial Corp and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.